Exhibit (a)

PJSC TATNEFT

AND

CITIBANK, N.A.,

as Depositary

AND

OWNERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY SHARES

Amended and Restated Deposit Agreement

Dated as of _________, 2021

TABLE OF CONTENTS

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AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of ____________, 2021 among PJSC TATNEFT, incorporated under the laws of the Russian Federation (herein called the Company), CITIBANK, N.A., a national banking association organized under the laws of the United States of America (herein called the Depositary), and all Owners and Beneficial Owners from time to time of American Depositary Shares outstanding hereunder.

WITNESSETH:

WHEREAS, the Company and The Bank of New York Mellon (the “Prior Depositary”) previously entered into an Amended and Restated Deposit Agreement, dated as of May 8, 2009 (the “Prior Deposit Agreement”); and

WHEREAS, the Company desires to amend and restate the Prior Deposit Agreement and to appoint the Depositary as successor depositary in respect of the American Depositary Shares to be issued or to remain outstanding pursuant to this Amended and Restated Deposit Agreement; and

WHEREAS, the Company desires to provide, as set forth in this Amended and Restated Deposit Agreement, for the deposit of Shares (as hereinafter defined) and the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of Receipts (as hereinafter defined) evidencing such American Depositary Shares; and

WHEREAS, the Depositary is willing to act as the Depositary in respect of the American Depositary Shares to be issued or to remain outstanding pursuant to this Amended and Restated Deposit Agreement; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Amended and Restated Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto that the Prior Deposit Agreement is hereby amended and restated as follows:

ARTICLE 1.

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01                      American Depositary Shares/ADSs. The term “American Depositary Shares” and “ADSs” shall mean the rights and interests in the Deposited Property (as hereinafter defined) granted to the Owners and Beneficial Owners pursuant to the terms and conditions of the Deposit Agreement and, if applicable, the Receipts issued to evidence such ADSs. Each American Depositary Share shall represent the right to receive, and to exercise the beneficial ownership interests in the number of Shares specified in the form of ADR attached hereto as Exhibit A (as amended from time to time) that are on deposit with the Depositary and/or Custodian, subject, in each case, to the terms and conditions of the Deposit Agreement and, if applicable, the Receipt(s) evidencing the ADSs, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional ADSs are not issued, and thereafter each American Depositary Share shall represent the right to receive, and to exercise the beneficial ownership interests in, the applicable Deposited Property on deposit with the Depositary and the Custodian determined in accordance with the terms of such Sections, subject in each case to the terms and conditions of the Deposit Agreement, if applicable, and the Receipt(s) evidencing the ADSs. American depositary shares outstanding under the Prior Deposit Agreement as of the date hereof shall, from and after the date hereof, for all purposes be treated as American Depositary Shares issued and outstanding hereunder and shall, from and after the date hereof, be subject to the terms and conditions of the Deposit Agreement in all respects, except that any amendment of the Prior Deposit Agreement effected under the terms of the Deposit Agreement which prejudices any substantial existing right of “Owners” or “Beneficial Owners” (each as defined in the Prior Deposit Agreement) shall not become effective as to such “Owners” and “Beneficial Owners” of American depositary shares until the expiration of thirty (30) calendar days after notice of the amendments effected by the Deposit Agreement shall have been given to such “Owners” of American depositary shares outstanding under the Prior Deposit Agreement as of the date hereof.

SECTION 1.02                Beneficial Owner. The term “Beneficial Owner” shall mean, as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS. Notwithstanding anything else contained in the Deposit Agreement, any Receipt or any other instruments or agreements relating to the ADSs and the corresponding Deposited Property, the Depositary, the Custodian and their respective nominees are intended to be, and shall at all times during the term of the Deposit Agreement be, the record holders only of the Deposited Property represented by the ADSs for the benefit of the Owners and Beneficial Owners of the corresponding ADSs. The Depositary, on its own behalf and on behalf of the Custodian and their respective nominees, disclaims any beneficial ownership interest in the Deposited Property held on behalf of the Owners and Beneficial Owners of ADSs. The beneficial ownership interests in the Deposited Property are intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property. The beneficial ownership interests in the Deposited Property shall, unless otherwise agreed by the Depositary, be exercisable by the Beneficial Owners of the ADSs only through the Owners of such ADSs, by the Owners of the ADSs (on behalf of the applicable Beneficial Owners) only through the Depositary, and by the Depositary (on behalf of the Owners and Beneficial Owners of the corresponding ADSs) directly, or indirectly through the Custodian or their respective nominees, in each case upon the terms of the Deposit Agreement and, if applicable, the terms of the Receipt(s) evidencing the ADSs. A Beneficial Owner of ADSs may or may not be the Owner of such ADSs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Owner of the ADSs owned by such Beneficial Owner. Unless otherwise identified to the Depositary, an Owner shall be deemed to be the Beneficial Owner of all the ADSs registered in his/her/its name. Persons who own beneficial interests in the American depositary shares issued under the terms of the Prior Deposit Agreement and outstanding as of the date hereof shall, from and after the date hereof, be treated as Beneficial Owners of ADS(s) under the terms hereof.

SECTION 1.03                      Charter. The term “Charter” shall mean the Charter of the Company, as the same may be amended from time to time.

SECTION 1.04                      Commission. The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.05                      Company. The term “Company” shall mean PJSC Tatneft (also known as Tatneft), incorporated under the laws of the Russian Federation, and its successors.

SECTION 1.06                      Custodian. The term “Custodian” shall mean Sberbank of Russia, whose principal office is located at 19 Vavilova Street, Moscow 119997, Russia, as agent of the Depositary for the purposes of the Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.07                      Deliver. The term “deliver” or “delivery”, shall mean (x) when used in respect of Shares and other Deposited Securities, the book-entry transfer and recordation of such securities (i) on the books of the Russian Share Registrar (as hereinafter defined) or (ii) in the book-entry settlement of the Russian Central Securities Depository, and (y) when used in respect of ADSs, either (i) the physical delivery of ADR(s) evidencing the ADSs, or (ii) the book-entry transfer and recordation of ADSs on the books of the Depositary or any book-entry settlement system in which the ADSs are settlement-eligible.

SECTION 1.08                      Deposit Agreement. The term “Deposit Agreement” shall mean this Amended and Restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.09                      Depositary; Principal Office. The term “Depositary” shall mean Citibank, N.A., a national banking association organized under the laws of the United States, in its capacity as depositary under the terms of the Deposit Agreement, and any successor depositary hereunder. “Principal Office” shall mean, when used with respect to the Depositary, the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of the Deposit Agreement, is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

SECTION 1.10                      Deposited Property. The term “Deposited Property” shall mean the Deposited Securities and any cash and other property held on deposit by the Depositary and the Custodian in respect of the ADSs under the terms of the Deposit Agreement, subject, in the case of cash, to the provisions of Section 4.05. All Deposited Property shall be held by Custodian, the Depositary and their respective nominees for the benefit of the Owners and Beneficial Owners of the ADSs representing the Deposited Property. The Deposited Property is not intended to, and shall not, constitute proprietary assets of the Depositary, the Custodian or their nominees. Beneficial ownership in the Deposited Property is intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property. Notwithstanding anything else contained herein, the securities, cash and other property delivered to the Custodian and the Depositary in respect of American depositary shares outstanding as of the date hereof under the Prior Deposit Agreement and defined as “Deposited Securities” thereunder shall, for all purposes from and after the date hereof, be considered to be, and treated as, Deposited Property hereunder in all respects.

SECTION 1.11                      Deposited Securities. The term “Deposited Securities” as of any time shall mean Shares and any other securities held on deposit by the Custodian from time to time in respect of the ADSs under the Deposit Agreement and constituting Deposited Property.

SECTION 1.12                      Dollars; Rubles. The term “Dollars” and the symbol “U.S.$” shall mean United States dollars. The term “Rubles” shall mean the national currency from time to time of the Russian Federation.

SECTION 1.13                      DTC. The term “DTC” shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

SECTION 1.14                      DTC Participant. The term “DTC Participant” shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC. A DTC Participant may or may not be a Beneficial Owner. If a DTC Participant is not the Beneficial Owner of the ADSs credited to its account at DTC, or of the ADSs in respect of which the DTC Participant is otherwise acting, such DTC Participant shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owner(s) of the ADSs credited to its account at DTC or in respect of which the DTC Participant is so acting. A DTC Participant, upon acceptance in any one of its DTC accounts of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement (or by continuing to hold in any one of its DTC accounts, from and after the date hereof, any American depositary shares issued and outstanding under the Prior Deposit Agreement), shall be deemed for all purposes to be a party to, and bound by, the terms of the Deposit Agreement and the applicable ADR(s) to the same extent as, and as if the DTC Participant were, the Owner of such ADSs.

SECTION 1.15                      Foreign Currency. The term “Foreign Currency” shall mean any currency other than Dollars.

SECTION 1.16                      Owner. The term “Owner” shall mean the person in whose name an ADS is registered on the books of the Depositary maintained for such purpose. An Owner may or may not be a Beneficial Owner. If an Owner is not the Beneficial Owner of the ADS(s) registered in its name, such person shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs registered in its name. The manner in which an Owner holds ADSs (e.g., in certificated vs. uncertificated form) may affect the rights and obligations of, and the manner in which the services are made available to, Owners pursuant to the terms of the Deposit Agreement.

SECTION 1.17                      Prior Deposit Agreement. The term “Prior Deposit Agreement” shall have the meaning given to it in the preamble.

SECTION 1.18                      Prior Depositary. The term “Prior Depositary” shall have the meaning given to such term in the preambles to the Deposit Agreement.

SECTION 1.19                      Receipts/ADRs. The term “Receipts” and “ADRs” shall mean the American Depositary Receipts issued hereunder evidencing the American Depositary Shares. Notwithstanding anything else contained herein or therein, the American depositary receipts issued and outstanding under the terms of the Prior Deposit Agreement shall, from and after the date hereof, be treated as Receipts issued hereunder and shall, from and after the date hereof, be subject to the terms hereof in all respects.

SECTION 1.20                      Registrar. The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.21                      Restricted Securities. The term “Restricted Securities” shall mean Shares, Deposited Securities or ADSs which (i) have been acquired directly or indirectly from the Company or any of its affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act of 1933 or the rules issued thereunder, or (ii) are held by an executive officer or director (or persons performing similar functions) or other affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, Russia, or under a shareholder agreement or the Charter of the Company or under the regulations of an applicable securities exchange unless, in each case, such Shares, Deposited Securities or ADSs are being transferred or sold to persons other than an affiliate of the Company in a transaction (a) covered by an effective resale registration statement, or (b) exempt from the registration requirements of the Securities Act of 1933, and the Shares, Deposited Securities or ADSs are not, when held by such person(s), Restricted Securities. The term “affiliate,” when used with respect to the Company, means any person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. “Control”, as used in the preceding sentence, means having the power, directly or indirectly, to direct or cause the direction of the management of the Company, whether through the ownership of voting securities, by contract, or otherwise.

SECTION 1.22                      Russian Central Securities Depository. The term “Russian Central Securities Depository” shall mean the Russian National Settlement Depository and any other organization that is a central securities depository in the Russian Federation for the Deposited Securities.

SECTION 1.23                      Russian Share Registrar. The term “Russian Share Registrar” shall mean the entity that maintains the Share Register for the Shares.

SECTION 1.24                      Securities Act of 1933. The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.25                      Securities Exchange Act of 1934. The term “Securities Exchange Act of 1934” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.26                      Share Register. The term “Share Register” shall mean the shareholder register maintained by the Russian Share Registrar in which ownership of the Shares is registered.

SECTION 1.27                      Shares. The term “Shares” shall mean ordinary shares in registered form of the Company, heretofore validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares; provided, however, that, if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares, the term “Shares” shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF ADSs

SECTION 2.01                      Appointment of Depositary; Form and Transferability of Receipts.

(a)               Appointment of Depositary. The Company hereby appoints the Depositary as depositary for the Deposited Property and hereby authorizes and directs the Depositary to act in accordance with the terms and conditions set forth in the Deposit Agreement and the applicable Receipts. Each Owner and each Beneficial Owner, upon acceptance of any American Depositary Share (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, or by continuing to hold, from and after the date hereof, any American depositary share issued and outstanding under the Prior Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable Receipt(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable Receipt(s), and to adopt any and all procedures necessary to comply with applicable law, in each case, to carry out the purposes of the Deposit Agreement and the applicable Receipt(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

(b)               Form of Receipts. Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

(c)               Legends. The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may reasonably be required by the Depositary, after consultation with the Company, in order to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any recognized usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Each Receipt shall bear the following legend:

THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION MAY NOT RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK.

(d)               Title. Title to a Receipt (and to the American Depositary Share(s) evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable upon the same terms as a certificated security under the laws of the State of New York and title to any uncertificated American Depositary Share(s), when accompanied by proper instruments of transfer, shall be transferable upon the same terms as an uncertificated security under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation to or be subject to any liability under the Deposit Agreement to any holder of a Receipt, unless such holder is the Owner thereof.

(e)               Book Entry Systems. The Depositary shall make arrangements for the acceptance of the ADSs for book-entry settlement through DTC. All ADSs held through DTC will be registered in the name of the nominee for DTC (currently Cede & Co.). As such, the nominee for DTC will be the only “Owner” of all ADSs held through DTC. Unless issued by the Depositary as uncertificated ADSs, the ADSs registered in the name of Cede & Co. will be evidenced by one or more Receipt(s) in the form of a “Balance Certificate,” which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued to DTC hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the “Balance Certificate” as custodian for DTC. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADSs registered in the name of the nominee for DTC will be shown on, and transfers of, and exercise of any rights in respect of, such ownership will be effected only through, records maintained by, and procedures promulgated by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

SECTION 2.02                      Deposit of Shares. Subject to the terms and conditions of the Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity but subject, however, in the case of the Company or any affiliate of the Company, to Section 5.07) at any time, whether or not the transfer books of the Russian Central Securities Depository or the Russian Share Registrar, if any, are closed, by Delivery of the Shares to the Custodian. Every deposit of Shares shall be accompanied by the following: (A) confirmation of book-entry transfer and recordation in the transfer books of the Russian Share Registrar and/or of the Russian Central Securities Depository, as applicable, to the Custodian or that irrevocable instructions have been given to cause such Shares to be so transferred and recorded, (B) such certifications and payments (including, without limitation, the Depositary’s fees and related charges) and evidence of such payments as may be required by the Depositary or the Custodian in accordance with the provisions of the Deposit Agreement and applicable law, (C) if the Depositary so requires, a written order directing the Depositary to issue and deliver to, or upon the written order of, the person(s) stated in such order the number of ADSs representing the Shares so deposited, (D) evidence satisfactory to the Depositary (which may be an opinion of counsel) that all necessary approvals have been granted by, or there has been compliance with the rules and regulations of, any applicable governmental agency in the Russian Federation, and (E) if the Depositary so requires, (i) an agreement, assignment or instrument satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to exercise voting rights in respect of the Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian or any nominee.

Without limiting any other provision of the Deposit Agreement, the Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly, accept for deposit (a) any Restricted Securities (except as contemplated by Section 2.12) nor (b) any fractional Shares or fractional Deposited Securities. No Shares shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of the Russian Federation and any necessary approval has been granted by any applicable governmental body in the Russian Federation, if any. The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement (A) any Shares or other securities required to be registered under the provisions of the Securities Act of 1933, unless (i) a registration statement is in effect as to such Shares or other securities or (ii) the deposit is made upon terms contemplated in Section 2.11, or (B) any Shares or other securities the deposit of which would violate any provisions of the Charter of the Company or any applicable Russian and U.S. law or the rules and regulations of the UK Financial Conduct Authority. For purposes of the foregoing sentence, the Depositary shall be entitled to rely upon representations and warranties made or deemed made pursuant to the Deposit Agreement and shall not be required to make any further investigation. The Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with any law, including the securities laws of the United States.

The Depositary shall instruct the Custodian upon each Delivery of registered Shares being deposited hereunder with the Custodian (or other Deposited Securities pursuant to Article IV hereof), together with the other documents above specified, to present such Deposited Securities, for registration of transfer into the name of the Depositary, the Custodian or a nominee of either, as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made. Deposited Securities shall be held by the Depositary, or by a Custodian for the account and to the order of the Depositary or a nominee of the Depositary, in each case, on behalf of the Owners and Beneficial Owners, at such place(s) as the Depositary or the Custodian shall determine. Notwithstanding anything else contained in the Deposit Agreement, any ADR(s), or any other instruments or agreements relating to the ADSs and the corresponding Deposited Securities, the registration of the Deposited Securities in the name of the Depositary, the Custodian or any of their respective nominees, shall, to the maximum extent permitted by applicable law, vest in the Depositary, the Custodian or the applicable nominee the record ownership in the applicable Deposited Securities with the beneficial ownership rights and interests in such Deposited Securities being at all times vested with the Beneficial Owners of the ADSs representing the Deposited Securities. Notwithstanding the foregoing, the Depositary, the Custodian and the applicable nominee shall at all times be entitled to exercise the beneficial ownership rights in all Deposited Securities, in each case only on behalf of the Owners and Beneficial Owners of the ADSs representing the Deposited Securities, upon the terms set forth in the Deposit Agreement and, if applicable, the ADR(s) representing the ADSs. The Depositary, the Custodian and their respective nominees shall for all purposes be deemed to have all requisite power and authority to act in respect of Deposited Securities on behalf of the Owners and Beneficial Owners of ADSs representing the Deposited Securities, and upon making payments to, or acting upon instructions from, or information provided by, the Depositary, the Custodian or their respective nominees all persons shall be authorized to rely upon such power and authority.

SECTION 2.03                      Issuance and Delivery of ADSs. The Depositary has made arrangements with the Custodian for the Custodian to confirm to the Depositary upon receipt of a deposit of Shares (i) that a deposit of Shares has been made pursuant to Section 2.02, (ii) that such Deposited Securities have been recorded in the name of the Depositary, the Custodian or a nominee of either on the Share Register or on the books of the Russian Central Securities Depository, (iii) that all required documents have been received, and (iv) the person(s) to whom or upon whose order ADSs are deliverable in respect thereof and the number of ADSs to be so delivered. Such notification may be made by letter, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of the Deposit Agreement and applicable law, shall issue the ADSs representing the Shares so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and, if applicable, shall execute and deliver at its Principal Office Receipt(s) registered in the name(s) requested by such person(s) and evidencing the aggregate number of ADSs to which such person(s) are entitled, but, in each case, only upon payment to the Depositary of the charges of the Depositary for accepting a deposit of Shares and issuing ADSs (as set forth in Section 5.09 and Exhibit B) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Shares and the issuance of the ADS(s). The Depositary shall only issue ADSs in whole numbers and Deliver, if applicable, ADR(s) evidencing whole numbers of ADSs.

SECTION 2.04                      Transfer of Receipts; Combination and Split-up of Receipts. The Depositary, subject to the terms and conditions of this Deposit Agreement, shall without unreasonable delay register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt at any of its designated transfer offices by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person(s) entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall, without unreasonable delay, upon surrender of a Receipt or Receipts at any of its designated transfer offices for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may, after consultations with the Company to the extent practicable, appoint one or more co-transfer agents reasonably acceptable to the Company for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Each co-transfer agent appointed under this Section 2.04 shall notify in writing the Company and the Depositary that it accepts its appointment as co-transfer agent and agrees to be bound by the applicable terms of this Deposit Agreement. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.05                      Surrender of ADSs and Withdrawal of Deposited Securities. The Owner of ADSs shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADSs upon satisfaction of each of the following conditions: (i) the Owner (or a duly-authorized attorney of the Owner) has duly Delivered ADSs to the Depositary at its Principal Office (and if applicable, the ADRs evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, the ADRs Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Owner of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.09 and Exhibit B) have been paid, subject, however, in each case, to the terms and conditions of the ADRs evidencing the surrendered ADSs, of the Deposit Agreement, of the Company’s Charter and of any applicable law and the rules of the Russian Central Securities Depository, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADR(s) evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered, and (iii) shall direct the Custodian to Deliver, or cause the Delivery of, in each case, without unreasonable delay, the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the ADRs evidencing the ADSs so canceled, of the Charter of the Company, of any applicable law and of the rules of the Russian Central Securities Depository, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one (1) Share. In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in any ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of Deposited Property consisting of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any non-cash distributions, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal.

SECTION 2.06                      Limitations on Execution and Delivery, Transfer and Surrender of ADSs. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADS or withdrawal of any Deposited Property, the Depositary, the Custodian or the Registrar may require payment from the depositor of Shares or the presenter of ADSs or of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge (including, without limitation, any amount in respect of any applicable stamp duty or stamp duty reserve tax) and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and expenses as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations as the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of ADSs in particular instances may be refused, or the registration of transfer of outstanding ADSs generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed, in good faith, necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of the Company’s Charter or of applicable law or regulation or of any government or governmental body or commission, or any securities exchange on which the ADSs may be listed or under any provision of this Deposit Agreement or the provisions of or governing Deposited Securities, or any meeting of shareholders of the Company, or for any other reason, subject to the provisions of Section 7.10.

SECTION 2.07                      Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.08                      Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled, subject to Section 2.10.

SECTION 2.09                      [Intentionally Omitted]

SECTION 2.10                      Maintenance of Records. The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.07, and of cancelled or destroyed Receipts under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary. Prior to destroying any such records, the Depositary will notify the Company and will turn such records over to the Company upon its request.

SECTION 2.11                      Uncertificated American Depositary Shares; Direct Registration System. Notwithstanding anything to the contrary in this Deposit Agreement:

(a)               American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to this Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and holders of uncertificated American Depositary Shares as well as to Owners and holders of Receipts.

(b)               (i) The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at DTC, designated by the person entitled to such delivery, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Principal Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.

(ii)              The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Principal Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Principal Office of one or more Receipts evidencing American Depositary Shares.

(c)               American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d)               The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)               Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)                (i) The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC Participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC Participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)              In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC Participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not, in and of itself, constitute negligence or bad faith on the part of the Depositary.

SECTION 2.12                      Restricted ADSs. The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Shares to hold its ownership interests in such Shares in the form of ADSs issued under the terms hereof (such Shares, “Restricted Shares”). Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of ADSs representing the right to receive, subject to the terms of the Deposit Agreement and the applicable Receipt (if issued as a certificated ADS), such deposited Restricted Shares (such ADSs, the “Restricted ADSs,” and the Receipts evidencing such Restricted ADSs, the “Restricted ADRs”). Notwithstanding anything contained in this Section 2.12, the Depositary and the Company may, to the extent not prohibited by law, agree to issue the Restricted ADSs in uncertificated form (“Uncertificated Restricted ADSs”) upon such terms and conditions as the Company and the Depositary may deem necessary and appropriate. The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and satisfactory to the Depositary to ensure that the establishment of such procedures does not violate the provisions of the Securities Act or any other applicable laws. The depositors of such Restricted Shares and the Owners of the Restricted ADSs may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted ADRs and Restricted ADSs or the withdrawal of the Restricted Shares represented by Restricted ADSs to provide such written certifications or agreements as the Depositary or the Company may require. The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs (if the Restricted ADSs are to be issued as certificated ADSs), or to be included in the statements issued from time to time to Owners of uncertificated ADSs (if issued as Uncertificated Restricted ADSs), which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted ADSs, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, may be transferred or the Restricted Shares withdrawn. The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall, to the extent required by law, be held separate and distinct from the other Deposited Securities held hereunder. The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC (unless (x) otherwise agreed by the Company and the Depositary, (y) the inclusion of Restricted ADSs is acceptable to the applicable clearing system, and (z) the terms of such inclusion are generally accepted by the Commission for Restricted Securities of that type), and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs. The Restricted ADSs, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, shall be transferable only by the Owner thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Deposit Agreement and (ii) unless otherwise agreed by the Company and the Depositary, an opinion of counsel satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADSs presented, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, are transferable by the Owner thereof under applicable securities laws and the transfer restrictions contained in the legend applicable to the Restricted ADSs presented for transfer. Except as set forth in this Section 2.12 and except as required by applicable law, the Restricted ADSs and the Restricted ADRs evidencing Restricted ADSs shall be treated as ADSs and ADRs issued and outstanding under the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.12) and (b) the terms of (i) this Section 2.12 or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Section 2.12 and of the Restricted ADR shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the deposited Restricted Shares, the Restricted ADSs and Restricted ADRs.

If Restricted ADRs, Restricted ADSs and/or Restricted Shares cease to be Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, that such Restricted ADRs, Restricted ADSs and/or Restricted Shares are not as of such time Restricted Securities, and (y) instructions from the Company to remove the restrictions applicable to such Restricted ADRs, Restricted ADSs and/or Restricted Shares, shall (i) eliminate the distinctions and separations that may have been established between the applicable Restricted Shares held on deposit under this Section 2.12 and the other Shares held on deposit under the terms of the Deposit Agreement that are not Restricted Shares, (ii) treat the newly unrestricted ADRs and ADSs on the same terms as, and fully fungible with, the other ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement that are not Restricted ADRs or Restricted ADSs, (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this Section 2.12 between the applicable Restricted ADRs and Restricted ADSs, respectively, on the one hand, and the other ADRs and ADSs that are not Restricted ADRs or Restricted ADSs, respectively, on the other hand.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS

SECTION 3.01                      Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, evidence of payment of applicable taxes and other governmental charges, or such information relating to the registration on the books of the Russian Share Registrar or the Russian Central Securities Depository, to execute such certificates and to make such representations and warranties, as the Depositary or the Company, upon written notice to the Depositary, may deem necessary or proper. The Depositary may, and at the reasonable written request by the Company shall, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof, evidence or other information is filed or such certificates are executed or such representations and warranties made to the Company’s and the Depositary’s satisfaction. The Depositary shall from time to time on request of the Company advise the Company of the availability of any such proofs, certificates or other information and shall provide copies thereof to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by law.

SECTION 3.02                      Liability of Owner or Beneficial Owner for Taxes. Any tax or other governmental charge payable by the Custodian or by the Depositary with respect to any Deposited Property, ADSs or ADRs shall be payable by the Owners and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Property held on behalf of such Owner and/or Beneficial Owner, and may sell for the account of an Owner and/or Beneficial Owner any or all of such Deposited Property and apply such distributions and sale proceeds in payment of, any taxes (including applicable interest and penalties) or charges that are or may be payable by Owners or Beneficial Owners in respect of the ADSs, Deposited Property and ADRs, the Holder and the Beneficial Owner remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer of ADSs, register the split up or combination of ADRs and (subject to Section 7.10(a)) the withdrawal of Deposited Property until payment in full of such tax, charge, penalty or interest is received. Every Owner and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from (i) any ADSs held by such Owner and/or owned by such Beneficial Owner, (ii) the Deposited Property represented by the ADSs, and (iii) any transaction entered into by such Owner and/or Beneficial Owner in respect of the ADSs and/or the Deposited Property represented thereby. Notwithstanding anything to the contrary contained in the Deposit Agreement or any ADR, the obligations of Owners and Beneficial Owners under this Section 3.02 shall survive any transfer of ADSs, any cancellation of ADSs and withdrawal of Deposited Securities, and the termination of the Deposit Agreement.

SECTION 3.03                      Warranties on Deposit of Shares. Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares are validly issued, fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do, (ii) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (iii) the Shares presented for deposit have not been stripped of any rights or entitlements. Every such person (other than the Company) shall also be deemed to represent that such Shares, the American Depositary Shares representing such Shares, and the Receipts evidencing such American Depositary Shares are not Restricted Securities (except as contemplated in Section 2.12). Such representations and warranties shall survive the deposit of Shares and issuance of ADSs and Receipts.

SECTION 3.04                      Compliance with Information Requests. Notwithstanding any other provision of the Deposit Agreement or any ADR(s), each Owner and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable Russian law, the rules and requirements of the Moscow Exchange, the London Stock Exchange and any other stock exchange on which the Shares or ADSs are, or will be, registered, traded or listed or the Charter of the Company, which are made to provide information, inter alia, as to the capacity in which such Owner or Beneficial Owner owns ADSs (and Shares as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Owners and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to assist the Company in obtaining such information, including to forward, upon the request of the Company (directly or indirectly through the Russian Central Securities Depository or the Russian Share Registrar) and at the Company’s expense (subject to Section 5.09), any such request from the Company to the Owners and to forward to the Company any such responses to such requests received by the Depositary.

SECTION 3.05                      Disclosure of Interests.

(a)       To the extent that provisions of or governing any Deposited Securities (including the Charter of the Company or applicable law) may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its best efforts that are reasonable under the circumstances to comply with Company instructions as to Receipts in respect of any such enforcement or limitation, and Owners and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary’s compliance with such instructions. Notwithstanding any other provision of this Deposit Agreement, each Owner and Beneficial Owner agrees to be bound by and subject to Russian regulatory requirements to the same extent as if the American Depositary Shares were the Shares represented thereby and to provide such information to the Company, the Custodian or Russian regulators, as applicable, relating to ownership of the Shares as may be required under those regulatory requirements.

(b)       The Company has advised the Depositary that, under Russian law, as in effect on the date of this Deposit Agreement, the Company is a “strategic enterprise” for the purposes of the Federal Law No. 57-FZ “On Procedures for Foreign Investments in the Business Entities of Strategic Importance for Ensuring the National Defense and State Security of the Russian Federation” dated 29 April 2008, as amended (the “Strategic Investment Law”), and certain transactions resulting in changes in ownership of Shares are subject to review and oversight by the Federal Antimonopoly Service of the Russian Federation. Accordingly, a person that comes to own five percent or more of the outstanding Shares (including Shares comprising Deposited Securities) must notify the Company and the Federal Antimonopoly Service within 45 calendar days from the date of the relevant transaction. Although the reporting requirements described in this subsection (b) may change, neither the Company nor the Depositary assumes any obligation to update this provision to reflect, or notify Owners or Beneficial Owners of, any change of that kind.

(c)       The Depositary and/or the Custodian may from time to time request that Owners provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity or residence of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Owner agrees to provide any information so requested by the Depositary at such times as the Depositary, on instructions from the Company or the Custodian, may request.

ARTICLE 4.

THE DEPOSITED SECURITIES

SECTION 4.01                      Cash Distributions. Whenever the Company intends to make a distribution of a cash dividend or other cash distribution in respect of any Deposited Securities, the Company shall give notice thereof to the Depositary at least twenty (20) calendar days prior to the proposed distribution specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice, the Depositary shall establish an American Depositary Share record date upon the terms described in Section 4.06. As promptly as practicable following receipt by the Depositary or the Custodian of any cash dividend or other cash distribution on any Deposited Securities, or of proceeds from the sale of any Deposited Property held in respect of American Depositary Shares under the terms hereof, the Depositary will (i) if at the time of receipt thereof any amounts received in a Foreign Currency can, in the judgment of the Depositary (pursuant to Section 4.05), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.05), (ii) if applicable and unless previously established, establish the American Depositary Share record date upon the terms described in Section 4.06, and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Owners entitled thereto as of the American Depositary Share record date in proportion to the number of American Depositary Shares held as of the American Depositary Share record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities, or from any cash proceeds from sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Owners on the American Depositary Shares shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of ADSs.

SECTION 4.02                      Distributions Other Than Cash, Shares or Rights. Whenever the Company intends to distribute to the holders of Deposited Securities property other than a distribution described in Sections 4.01, 4.03 or 4.04, the Company shall give notice thereof to the Depositary at least sixty (60) calendar days prior thereto, or within such other time period agreed to by the Company and the Depositary, and shall indicate whether or not it wishes such distribution to be made to Owners of ADSs. Upon receipt of a notice indicating that the Company wishes such distribution be made to Owners of ADSs, subject to the provisions of Section 4.11 and Section 5.09, the Depositary shall, as promptly as practicable after receipt thereof, cause the securities or property received by it to be distributed pro rata to the Owners entitled thereto, after deduction or upon payment of fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary or the Company reasonably deems such distribution not to be practicable, the Depositary may, after consultation with the Company, adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution to Owners as a group, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash; provided, however, that no distribution to Owners pursuant to this Section 4.02 shall be unreasonably delayed by any action of the Depositary or any of its agents.

SECTION 4.03                      Distributions in Shares. Whenever the Company intends to make a distribution that consists of a dividend in, or free distribution of, Shares, the Company shall give notice thereof to the Depositary at least twenty (20) calendar days prior to the proposed distribution, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice from the Company, the Depositary shall establish the American Depositary Share record date upon the terms described in Section 4.06. As promptly as practicable following receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall either (i) subject to Section 5.09, distribute to the Owners as of the American Depositary Share record date in proportion to the number of American Depositary Shares held as of the American Depositary Share record date, additional American Depositary Shares, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) payment of the applicable fees and charges of, and expenses incurred by, the Depositary and (b) withholding of any applicable taxes), or (ii) if additional American Depositary Shares are not so distributed, take all actions necessary so that each American Depositary Share issued and outstanding after the American Depositary Share record date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld). In lieu of delivering fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01; provided, however, that no distribution to Owners pursuant to this Section 4.03 shall be unreasonably delayed by any action of the Depositary or any of its agents. If additional American Depositary Shares are not so distributed, to the extent permissible by applicable law, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.04                      Rights. Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give timely notice thereof to the Depositary prior to the proposed distribution specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution and whether or not it wishes such rights to be made available to Owners of American Depositary Shares. Upon the timely receipt of a notice indicating that the Company wishes such rights to be made available to Owners of American Depositary Shares, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making rights available to any Owners or in disposing of such rights on behalf of any Owners and making, as promptly as practicable, the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines, after consultation with the Company, in its reasonable discretion that it is lawful and practicable to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to any Owner to whom it determines the distribution to be lawful and practicable, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner only upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver ADSs to such Owner. In the case of a distribution pursuant to the second paragraph of this section, such ADSs shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines that it is not lawful and practicable to make such rights available to all or certain Owners, it may, and at the request of the Company shall use its best efforts that are commercially reasonable under the circumstances to, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or practicably make such rights available, and allocate the net proceeds of such sales (net of the fees and charges of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any ADS or otherwise. Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.01 hereof.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act; provided, that, nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of ADSs requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company, upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or practicable to make such rights available to Owners in general or any Owner in particular.

SECTION 4.05                Conversion of Foreign Currency. Whenever the Depositary shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, into the Depositary’s foreign investment account in the Russian Federation, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may, in its sole discretion, deem desirable.

If at any time any Foreign Currency received by the Depositary is not, pursuant to applicable law, convertible in whole or in part into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained promptly, the Depositary shall, (a) as to that portion of the Foreign Currency that is convertible into Dollars, make such conversion and if permitted by applicable law, transfer such Dollars to the United States for distribution in accordance with the first paragraph of this Section 4.05 and (b) as to the nonconvertible balance, if any, (i) if requested in writing by an Owner, distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to such Owner and (ii) if not so requested by an Owner, hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

SECTION 4.06                Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities or whenever reasonably requested by the Company in respect of any other matter, the Depositary shall fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting or to act in respect of any other such matter or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions and to act in respect of any other such matter.

SECTION 4.07                      Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, the Depositary shall fix the record date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.06. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least thirty (30) calendar days prior to the date of such vote or meeting), at the Company’s expense and provided no U.S. legal prohibitions exist, distribute to Owners as of the record date (a) such information as is contained in such notice of meeting received by the Depositary from the Company (or if requested by the Company, a summary of such information provided by the Company in English), (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of the law of the Russian Federation and of the Charter of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given.

Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the American Depositary Shares are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicizes to Owners, instructions on how to retrieve such materials or receive such materials upon request (e.g., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Upon the instruction of an Owner of an ADS on that record date, received on or before the date established by the Depositary for the purpose, the Depositary shall endeavor, insofar as practicable, and permitted under applicable law, the provisions of the Deposit Agreement, the Charter of the Company, and the provisions of the Shares or other Deposit Securities, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares in accordance with the instructions set forth in that request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to Deposited Securities other than in accordance with instructions received (or deemed received) from Owners. Deposited Securities represented by American Depositary Shares for which no timely voting instructions are received by the Depositary from the Owner shall not be voted. Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Deposited Securities represented by American Depositary Shares, except pursuant to and in accordance with the voting instructions timely received from Owners or as otherwise contemplated herein. Notwithstanding anything else contained herein, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Owners as of the American Depositary Share record date) for the sole purpose of establishing a quorum at a meeting of holders of Shares, so long as permitted under Russian law (as confirmed by the Company to the Depositary). If the Depositary timely receives voting instructions from an Owner which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Owner’s American Depositary Shares, the Depositary will deem such Owners (unless otherwise specified in the notice distributed to Owners) to have instructed the Depositary not to vote on the items set forth in such voting instructions. Notwithstanding the terms of the Deposit Agreement, it will be a condition that the Owners of ADSs providing voting instructions to the Depositary also provide the Depositary, the Company, the Russian Central Securities Depository and the Russian Share Registrar, as the case may be, with such information about, and documents pertaining to, the applicable Owners and/or Beneficial Owners of the ADSs being voted as may be required under Russian law as in effect from time to time, and any voting instructions provided to the Depositary without the requisite information and documentation, in each case satisfactory to the Company and the Depositary, will be disregarded.

The Depositary shall, if requested by the Company in writing, deliver, at least five calendar days prior to the date of such meeting, to the Company, to the attention of its Secretary, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipts at such meeting. Delivery of instructions will be made at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary) provided that payment of such expense shall not be a condition precedent to the obligations of the Depositary under this Section.

Notwithstanding anything else contained in the Deposit Agreement or any Receipt, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described above with sufficient time to enable the Owner to return voting instructions to the Depositary in a timely manner.

SECTION 4.08                Changes Affecting Deposited Securities. In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Property under this Deposit Agreement, and American Depositary Shares shall thenceforth represent in addition, as the case may be, to the existing Deposited Securities, the new Deposited Securities so received in exchange or conversion, unless additional ADSs are delivered pursuant to the following sentence. In any such case the Depositary may with the Company’s approval, and shall if the Company shall so request, issue and deliver additional ADSs as in the case of a dividend in Shares, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically describing such new Deposited Securities, and negotiate in good faith to agree any necessary amendment to this Deposit Agreement to give effect to this Section 4.08.

SECTION 4.09                      Reports/Available Information. The Depositary shall make available for inspection by Owners at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company. The Depositary shall also, upon written request, distribute to the Owners copies of such reports when furnished by the Company pursuant to Section 5.06 in a manner designated by the Company. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission. Any such communications furnished to the Depositary by the Russian Share Registrar shall be furnished in English.

The Company publishes the information contemplated in Rule 12g3-2(b)(2)(i) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company’s primary trading market. As of the date hereof the Company’s internet website is www.tatneft.ru. The information so published by the Company may not be in English, except that the Company is required, in order to maintain its exemption from the Exchange Act reporting obligations pursuant to Rule 12g3-2(b), to translate such information into English to the extent contemplated in the instructions to Rule 12g3-2(b). The information so published by the Company cannot be retrieved from the Commission’s internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission.

SECTION 4.10                      Lists of Owners. As promptly as practicable upon request by the Company, the Depositary shall, at the expense of the Company (unless otherwise agreed between the Company and the Depositary), furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all Owners.

SECTION 4.11                      Withholding. In connection with any distribution to Owners, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) or any deposit of Shares, transfer of Receipts or withdrawal of Deposited Securities hereunder is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

The Depositary will forward to the Company such information from its records as the Company may request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Owners.

Before making any payment of dividends or other distributions in respect of any Deposited Securities, the Custodian shall make the maximum deduction for Russian withholding tax then applicable to such payments, unless the Owners have presented to the Custodian such information on the Owners (and as the case may be the Beneficial Owners) as may be required by Russian and other applicable law or by the Custodian to allow the Custodian to make a lower deduction for withholding tax.

The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable Owners and Beneficial Owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

SECTION 4.12                      Reduction of Deposited Securities Holdings. The Depositary may, with notice to the Company and the Owners, sell a portion of the Deposited Securities and thereby reduce the Depositary’s holdings of any class of Deposited Securities below an amount that the Depositary determines to be necessary or advisable if (i) the Depositary or its agent receives notice from any Russian Federation governmental or regulatory official or authority that the existence or operation of the depositary receipt facility created by this Deposit Agreement in accordance with the terms of this Deposit Agreement violates any applicable Russian law or regulation or that the Depositary or the Custodian is required to make any filing or obtain any consent, approval or license to operate that facility or to own or exercise any rights with respect to the deposited Shares or other Deposited Securities or (ii) the Depositary or the Custodian receives written advice from independent Russian counsel that the Depositary or Custodian reasonably could be subject to criminal, administrative or material, as reasonably determined by the Depositary, civil, liabilities as a result of the existence or operation of the depositary receipt facility created by this Deposit Agreement in accordance with the terms of this Deposit Agreement or the ownership by it or the exercise by it of any rights with respect to the deposited Shares or other Deposited Securities. If the Depositary sells Deposited Securities under the preceding sentence, a corresponding number of American Depositary Shares will automatically be converted into a right only to receive net proceeds of the sale of the number of Deposited Securities previously represented thereby, and those net proceeds shall be the Deposited Securities to which Owners of those converted American Depositary Shares shall be entitled upon surrender of those American Depositary Shares in accordance with Section 2.05 or 6.02. The Depositary shall allocate the American Depositary Shares converted under the preceding sentence among the Owners pro-rata to their respective holdings of American Depositary Shares immediately prior to the conversion, except that the allocations may be adjusted so that no fraction of a converted American Depositary Share is allocated to any Owner.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.01                      Maintenance of Office and Transfer Books by the Depositary. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of ADSs and, if applicable, Receipts evidencing ADSs so issued, in each case in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration and transfers of ADSs and, if applicable, Receipts evidencing ADSs, which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the ADSs.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company; provided that the Depositary shall provide the Company with written notice promptly after any such closure which occurs on a business day; and provided further that any such closing of the transfer books shall be subject to the provisions of Section 2.06 which limit the suspension of withdrawals of Shares.

If any the American Depositary Shares are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

The Company shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the ADSs, to take copies thereof and to require the Depositary and any co-registrars to supply copies of such portions of such records as the Company may request.

Any such Registrar or co-registrars shall, upon the Company’s request, and may, with the approval of the Company, be removed and a substitute or substitutes appointed by the Depositary.

SECTION 5.02                      Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be liable to any Owner or Beneficial Owner of ADSs, or to any other person, if by reason of (a) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, or of any governmental or regulatory authority or stock exchange; any act or failure to act of the Russian Central Securities Depository or DTC; any provision, present or future, of the Charter of the Company or any other instrument of the Company governing the Deposited Securities; or any act of God or war or other circumstances beyond its control, or (b) in the case of the Depositary only, any act or failure to act of the Russian Share Registrar, the Company or its agents, or their respective directors, employees, agents or affiliates, or (c) any provision of any securities issued or distributed by the Company, or in connection with any offering or distribution thereof, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty (and accordingly acts so as not to be subject thereto) on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed (including, in the case of the Depositary, delivery of any Deposited Securities or distribution of cash or property in respect thereof pursuant to Sections 4.01 through 4.04); nor shall the Depositary or the Company nor any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any ADS by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03, or an offering or distribution pursuant to Section 4.04, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Owners, or the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse, and neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be liable to any Owner or Beneficial Owner of ADSs or to any other person therefor.

SECTION 5.03                      Obligations of the Depositary, the Custodian and the Company. The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Property), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be immediately furnished on demand as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information; provided, however, that advice of or information from legal counsel is from recognized U.S. counsel for U.S. legal issues, recognized Russian counsel for Russian legal issues and recognized counsel of any other jurisdiction for legal issues with respect to that jurisdiction.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability for any consequential or punitive damages or loss of profit arising from any breach of the terms of the Deposit Agreement.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions made by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or inaction is without negligence or bad faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04                      Resignation and Removal of the Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use commercially reasonable efforts that are reasonable under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.08 and 5.09); but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.08 and 5.09), shall duly assign, transfer and deliver all of the Depositary’s right, title and interest in the Deposited Property to such successor, and shall deliver to such successor a list of the Owners of all outstanding ADSs. Any such successor depositary shall promptly distribute notice of its appointment to all Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05                      The Custodian. The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it, and the Depositary shall be responsible for the compliance by the Custodian with the applicable provisions of this Deposit Agreement. The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least thirty (30) calendar days prior to the date on which such resignation is to become effective (unless the Depositary agrees on a shorter period). If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians approved by the Company (such approval not to be unreasonably withheld), each of which shall thereafter be a Custodian hereunder. The Depositary shall notify the Company of the appointment of a substitute or additional Custodian at least 30 calendar days prior to the date on which such appointment is to become effective (unless the Company agrees to a shorter period). Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary, the Custodian shall deliver such of the Deposited Property held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. As promptly as practicable after any such change, the Depositary shall give notice thereof in writing to all Owners.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06                      Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in English but otherwise in the form given or to be given to holders of Shares or other Deposited Securities.

The Company shall furnish to the Depositary annual reports in English which will include a description of operations and annual audited financial statements prepared in accordance with generally accepted accounting principles in the United States or international accounting standards. In addition, the Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of any other reports and communications which are made generally available by the Company to holders of its Shares. The Depositary will arrange for the mailing, at the Company’s expense (unless otherwise agreed between the Company and the Depositary), of copies of such notices, and annual reports and, if requested in writing by the Company, such other reports and communications to all Owners. The Company will timely provide the Depositary with the quantity of such notices reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

The Company has delivered to the Depositary and the Custodian a copy (in English or with an English translation) of all provisions adopted by the Company governing the Shares and any other Deposited Securities. Promptly upon any change in such provisions, the Company shall deliver promptly to the Depositary and the Custodian a copy (in English or with an English translation) of such provisions as so changed.

The Company represents that as of the date of this Deposit Agreement, the statements in Article 11 of the Receipts with respect to the exemption from registration under Rule 12g3-2(b) are true and correct. The Company agrees to promptly notify the Depositary in the event of any change in the truth of any of those statements.

SECTION 5.07                      Distribution of Additional Shares, Rights, etc. The Company agrees that in the event of (1) any issuance or distribution of additional Shares, (2) any issuance or distribution of rights to subscribe for Shares, (3) any issuance or distribution of securities convertible into Shares, (4) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of Deposited Securities, merger or consolidation in which Deposited Securities will become or be exchanged for securities of a person other than their issuer or transfer of assets of the issuer of such Deposited Securities in consideration of the issuance of securities of the recipient or any of its affiliates, (5) a distribution of securities other than Shares to Owners (each a “Transaction”), the Company will, if required in the reasonable judgment of the Depositary, promptly furnish to the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Transaction requires a registration statement under the Securities Act of 1933 to be in effect (i) for each of the Transactions referred to in (1), (2), (3) and (5) above, prior to making the securities to be distributed in such Transaction available to Owners entitled thereto, and (ii) for any Transaction described in (4) above, prior to the solicitation of the vote on such Transaction described in (4) above. If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary written evidence as to whether or not there is a Registration Statement in effect which will cover such Transaction.

Nothing in this Section 5.07 or elsewhere in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to a Transaction or to endeavor to have any registration statement declared effective.

The Company agrees with the Depositary that neither the Company nor any of its affiliates will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a registration statement is in effect as to such Shares under the Securities Act of 1933, or an exemption from such registration requirement is, in the view of Company, available.

SECTION 5.08                      Indemnification. The Company agrees to indemnify the Depositary, its Custodian, and their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of (a) any registration with the Commission of American Depositary Shares or Deposited Securities or the offer or sale thereof, or out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of ADSs, as the same may be amended, modified or supplemented from time to time (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares or ADSs, or omissions from such information, or (ii) by the Company or any of its directors, employees, agents and affiliates or (b) the unavailability of Deposited Property or the failure to make any distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Russian Share Registrar or the Company or its directors, employees, agents or affiliates, (ii) any provision of any present or future Charter of the Company or any other instrument of the Company governing Deposited Property or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian, as long as the Custodian is an affiliate of the Depositary, or their respective directors, employees, agents and affiliates due to their negligence or bad faith. In addition, the Depositary agrees to seek recourse for the benefit of the Company against the Custodian for any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) incurred by the Company and which arises out of acts performed or omitted by the Custodian in respect of the ADSs due to the negligence or bad faith of the Custodian.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

Upon circumstances arising whereby a person indemnified hereunder may require indemnification, such indemnified person shall notify the indemnifying person hereunder of such circumstances, including the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware thereof (provided that the failure to make such notification shall not affect such indemnified person’s rights to seek indemnification except to the extent the indemnifying person is prejudiced by such failure) and shall consult in good faith with the indemnifying person as to addressing such circumstances, including the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

SECTION 5.09                      Charges of Depositary. The Company, the Owners, the Beneficial Owners, persons depositing Shares or withdrawing Deposited Securities in connection with the issuance and cancellation of ADSs, and persons receiving ADSs upon issuance or whose ADSs are being cancelled shall be required to pay the Depositary’s fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B. All ADS fees and charges so payable may be deducted from distributions or must be remitted to the Depositary, or its designee, and may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of ADS fees and charges payable by Owners and Beneficial Owners, only in the manner contemplated in Section 6.01. The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

ADS fees and charges for (i) the issuance of ADSs and (ii) the cancellation of ADSs will be payable by the person for whom the ADSs are so issued by the Depositary (in the case of ADS issuances) and by the person for whom ADSs are being cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are payable by Owners as of the applicable record date established by the Depositary. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Owners as of the applicable record date established by the Depositary will be invoiced for the amount of the ADS fees and charges and such ADS fees may be deducted from distributions made to Owners. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Owner whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Owner whose ADSs are converted or by the person to whom the converted ADSs are delivered.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the depositary receipt facility established pursuant to this Deposit Agreement, by making available a portion of the ADS fees charged in respect of the depositary receipt facility created by this Deposit Agreement or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Owners and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

SECTION 5.10                      Retention of Depositary Documents. The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

SECTION 5.11                      Exclusivity. The Company agrees not to appoint any other depositary for issuance of American Depositary Shares so long as Citibank, N.A. is acting as Depositary hereunder, subject, however, to the rights of the Company under Section 5.04.

SECTION 5.12                      List of Restricted Securities Owners. From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis. The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

SECTION 5.13                      Russian Share Registrar.

(a)               The Company hereby confirms LLC Eurasian Registrar, in the Russian Federation, as its Russian Share Registrar in respect of the Shares and Deposited Securities. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding hereunder or this Agreement remains in force.

(b)               The Company agrees that it shall, at any time and from time to time take any and all action as may be available to it under Russian law to assure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar and in the records of the Russian Central Securities Depository in respect of the Shares or Deposited Securities;

(c)               The Company agrees that it shall be solely liable for any act or failure to act on the part of the Russian Share Registrar and that the Company shall be solely liable for the unavailability of Deposited Securities or for the failure of the Depositary to make any distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or the Russian Share Registrar, or the Company’s directors, employees, agents or affiliates, (ii) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

ARTICLE 6.

AMENDMENT AND TERMINATION

SECTION 6.01                      Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Owners or Beneficial Owners. Owners and Beneficial Owners of American depositary shares issued pursuant to the Prior Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Owners and Beneficial Owners of ADSs issued pursuant and be subject to all of the terms and conditions of the Deposit Agreement in all respects, provided that any amendment which shall impose or increase fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of holders or beneficial owners of American depositary shares issued under the Prior Deposit Agreement shall not become effective as to ADSs or Receipts outstanding as of the date hereof until thirty (30) calendar days after notice of the amendments effectuated by the Deposit Agreement shall have been given to Owners of ADSs outstanding as of the date of such notice. Any further amendment of the Deposit Agreement that shall impose or increase fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners or Beneficial Owners, shall not become effective as to ADSs or Receipts outstanding as of the date of such amendment until thirty (30) calendar days after notice of such amendment shall have been given to Owners of ADSs. Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any ADSs to surrender such ADSs and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.02                      Termination. The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by distributing notice of such termination to the Owners of all ADSs then outstanding at least ninety (90) calendar days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by distributing notice of such termination to the Company and the Owners of all ADSs then outstanding if at any time ninety (90) calendar days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. On and after the date of termination, the Owner of a ADS will, upon (a) surrender of such ADS at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares. If any ADSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ADSs, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary (after deducting, in each case, the fees and charges of the Depositary for the surrender of a ADS, any expenses for the account of the Owner of such ADS in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time from the date of termination, the Depositary may sell the Deposited Property then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of ADSs which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a ADS, any expenses for the account of the Owner of such ADS in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09.

ARTICLE 7.

MISCELLANEOUS

SECTION 7.01                      Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian(s) and shall be open to inspection by any Owner or Beneficial Owner of an ADS during business hours.

SECTION 7.02                      No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03                      Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04                      Owners and Beneficial Owners as Parties; Binding Effect. The Owners and Beneficial Owners of ADSs from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.05                      Notices. Any and all notices to be given to the Company shall be deemed to have been duly given by email sent to tnr@tatneft.ru acknowledged by the recipient as received, or if personally delivered or sent by mail or air courier addressed to PJSC Tatneft, 75 Lenin Street, Almetyevsk, Tatarstan, 423450 Russian Federation, Attn: Nail Maganov, General Director, with a copy also delivered to Vasily A. Mozgovoi, Assistant to the General Director on Corporate Finance at the same address, or any other place to which the Company may have transferred its principal office or to any other person whom the Company may designate in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given by email sent to michael.klochkov@citi.com acknowledged by the recipient as received, or if personally delivered or sent by mail or air courier addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, U.S.A., Attention: Depositary Receipts Department, or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Owner shall be deemed to have been duly given (a) if personally delivered or sent by mail or air courier addressed to such Owner at the address of such Owner as it appears on the books of the Depositary or, if such Owner shall have filed with the Depositary a request that notices intended for such Owner be delivered to some other address, at the address specified in such request, or (b) if an Owner shall have designated such means of notification as an acceptable means of notification under the terms of the Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Owner for such purpose. Notice to Owners shall be deemed to be notice to Beneficial Owners for all purposes of the Deposit Agreement. Failure to notify an Owner or any defect in the notification to an Owner shall not affect the sufficiency of notification to other Owners or to the Beneficial Owners of ADSs held by such other Owners. Any notices given to DTC under the terms of the Deposit Agreement shall (unless otherwise specified by the Depositary) constitute notice to the DTC Participants who hold as the ADSs in their DTC accounts and to the Beneficial Owners of such ADSs.

Delivery of a notice sent by mail or air courier shall be deemed to be effective at the time when a duly addressed letter containing the same is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service, without regard for the actual receipt or time of actual receipt thereof by an Owner.

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender’s records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

SECTION 7.06                      Arbitration; Settlement of Disputes.

(a)               Any controversy, claim or cause of action brought by any party hereto against the Company arising out of or relating to the Shares or other Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, or the breach hereof or thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, that in the event of any third-party litigation to which the Depositary is a party and to which the Company may properly be joined, the Company may be so joined in any court in which such litigation is proceeding; and provided further that any such controversy, claim or cause of action relating to or based upon the provisions of the Federal securities laws of the United States or the rules and regulations promulgated thereunder may, but need not, be submitted to arbitration as provided in this Section 7.06.

The place of the arbitration shall be The City of New York, State of New York, United States of America, and the language of the arbitration shall be English.

The number of arbitrators shall be three, each of whom shall be disinterested in the dispute or controversy, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions. If a dispute, controversy or cause of action shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which shall appoint one arbitrator as if there were only two parties to such dispute, controversy or cause of action. If such alignment and appointment shall not have occurred within twenty (20) calendar days after the initiating party serves the arbitration demand, the American Arbitration Association shall appoint the three arbitrators. The parties and the American Arbitration Association may appoint from among the nationals of any country, whether or not a party is a national of that country.

The arbitrators shall have no authority to award punitive or other damages not measured by the prevailing party’s actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

(b)               Any controversy, claim or cause of action arising out of or relating to the Shares or other Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement not subject to arbitration shall be litigated in the Federal and state courts in the Borough of Manhattan.

SECTION 7.07                      Submission to Jurisdiction; Appointment of Agent for Service of Process. The Company hereby (i) irrevocably designates and appoints Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, in the United States of America, as the Company’s authorized agent upon which process may be served in any suit or proceeding contemplated by Section 7.06 (including, but not limited to, any arbitral proceeding as contemplated by Section 7.06) arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any court in which any such suit or proceeding may be instituted under Section 7.06, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Deposit Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) calendar days after the same shall have been so mailed.

SECTION 7.08                      Waiver of Immunities. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 7.09                      Governing Law. The Deposit Agreement and the ADRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York. Notwithstanding anything contained in the Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, (i) the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of the Russian Federation (or, if applicable, such other laws as may govern the Deposited Securities), and (ii) the authorization and execution by the Company of the Deposit Agreement shall be governed by the laws of the Russian Federation.

SECTION 7.10                      Compliance with, and No Disclaimer under, U.S. Securities Laws.

(a)               Notwithstanding anything in the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(b)               Each of the parties to the Deposit Agreement (including, without limitation, each Holder and Beneficial Owner) acknowledges and agrees that no provision of the Deposit Agreement or any ADR shall, or shall be deemed to, disclaim any liability under the Securities Act of 1933 or the Securities Exchange Act of 1934, in each case to the extent established under applicable U.S. laws.

SECTION 7.11                      Amendment and Restatement. Promptly after the execution and delivery of the Deposit Agreement, the Depositary shall arrange to have new Receipts printed that reflect the form of Receipt attached to the Deposit Agreement. All Receipts issued hereunder after the date hereof, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing Receipts, shall be substantially in the form of the specimen Receipt attached as Exhibit A hereto. However, American depositary receipts issued prior to the date hereof under the terms of the Prior Deposit Agreement and outstanding as of the date hereof, which do not reflect the form of Receipt attached hereto as Exhibit A, do not need to be called in for exchange and may remain outstanding until such time as the Owners thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

The Company hereby instructs the Depositary to (i) promptly distribute notice of the execution of the Deposit Agreement to all holders of American depositary shares outstanding under the Prior Deposit Agreement as of the date such notice is distributed and (ii) inform holders of American depositary shares issued as “certificated American depositary shares” and outstanding under the Prior Deposit Agreement as of the date hereof that they have the opportunity, but are not required, to exchange their American depositary receipts for one or more Receipt(s) issued pursuant to the Deposit Agreement.

IN WITNESS WHEREOF, PJSC TATNEFT and CITIBANK, N.A. have duly executed this Deposit Agreement in both English and Russian language versions, of which the English language version shall be controlling, as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of American Depositary Shares issued in accordance with the terms hereof.

PJSC TATNEFT

By: ___________________________
Name:
Title:

CITIBANK, N.A., as Depositary

By: ___________________________
Name:
Title:

EXHIBIT A

THE COMPANY HAS ADVISED THE DEPOSITARY THAT, UNDER RUSSIAN LAW, AS IN EFFECT ON THE DATE OF THE DEPOSIT AGREEMENT, THE COMPANY IS A “STRATEGIC ENTERPRISE” FOR THE PURPOSES OF THE FEDERAL LAW NO. 57-FZ “ON PROCEDURES FOR FOREIGN INVESTMENTS IN THE BUSINESS ENTITIES OF STRATEGIC IMPORTANCE FOR ENSURING THE NATIONAL DEFENSE AND STATE SECURITY OF THE RUSSIAN FEDERATION” DATED 29 APRIL 2008 (THE “STRATEGIC INVESTMENT LAW”), AND CERTAIN TRANSACTIONS RESULTING IN CHANGES IN OWNERSHIP OF SHARES ARE SUBJECT TO REVIEW AND OVERSIGHT BY THE FEDERAL ANTIMONOPOLY SERVICE OF THE RUSSIAN FEDERATION. THE DEPOSITARY WILL NOT BE LIABLE FOR ANY FAILURE OF OWNERS OR BENEFICIAL OWNERS TO COMPLY WITH APPLICABLE REQUIREMENTS OR RESTRICTIONS UNDER THE STRATEGIC INVESTMENT LAW.

THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION MAY NOT RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK.

AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents six deposited Shares)

CITIBANK, N.A.
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
THE NOMINAL VALUE OF 1 RUBLE EACH OF
PJSC TATNEFT
(also known as TATNEFT)
(INCORPORATED UNDER THE LAWS OF THE RUSSIAN FEDERATION)

Citibank, N.A., as depositary (hereinafter called the “Depositary”), hereby certifies that __________________________, or registered assigns IS THE OWNER OF _________________________ AMERICAN DEPOSITARY SHARES representing deposited ordinary shares of the nominal value of 1 Ruble each (herein called “Shares”) of PJSC Tatneft, incorporated under the laws of the Russian Federation (herein called the “Company”). At the date hereof, each American Depositary Share (“ADS”) represents six Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at Sberbank of Russia, whose principal office is located at 19 Vavilova Street, Moscow 119997, Russia (herein called the “Custodian”). The Depositary’s office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

1.                  THE DEPOSIT AGREEMENT. This American Depositary Receipt is one of an issue (herein called “ADR” or “Receipt”), all issued and to be issued upon the terms and conditions set forth in the amended and restated deposit agreement, dated as of [•], 2021 (herein called the “Deposit Agreement”), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of ADSs issued thereunder, each of whom by accepting an ADR agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the ADRs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this ADR are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.                  SURRENDER OF ADSs AND WITHDRAWAL OF DEPOSITED SECURITIES. The Owner of ADSs shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADSs evidenced hereby upon satisfaction of each of the following conditions: (i) the Owner (or a duly-authorized attorney of the Owner) has duly Delivered ADSs to the Depositary at its Principal Office the ADSs evidenced hereby (and, if applicable, this ADR evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, this ADR Delivered to the Depositary for such purpose has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Owner of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.09 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of the ADRs evidencing the surrendered ADSs, of the Deposit Agreement, of the Company’s Charter and of any applicable laws and the rules of the Russian Central Securities Depository, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, this ADR(s) evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered and (iii) shall direct the Custodian to Deliver, or cause the Delivery of, in each case, without unreasonable delay, the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of this ADR evidencing the ADS so canceled, of the Charter of the Company, of any applicable laws and of the rules of the Russian Central Securities Depository, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one (1) Share. In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in this ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of Deposited Property consisting of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any non-cash distributions, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal.

3.                  TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS. The Depositary, subject to the terms and conditions of the Deposit Agreement, shall without unreasonable delay register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt at any of its designated transfer offices by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person(s) entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall, without unreasonable delay, upon surrender of a Receipt or Receipts at any of its designated transfer offices for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may, after consultations with the Company to the extent practicable, appoint one or more co-transfer agents reasonably acceptable to the Company for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Each co-transfer agent appointed under Section 2.04 of the Deposit Agreement shall notify in writing the Company and the Depositary that it accepts its appointment as co-transfer agent and agrees to be bound by the applicable terms of the Deposit Agreement. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

4.                     LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES. Any tax or other governmental charge payable by the Custodian or by the Depositary with respect to any Deposited Property, ADSs or ADRs shall be payable by the Owners and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Property held on behalf of such Owner and/or Beneficial Owner, and may sell for the account of an Owner and/or Beneficial Owner any or all of such Deposited Property and apply such distributions and sale proceeds in payment of, any taxes (including applicable interest and penalties) or charges that are or may be payable by Owners or Beneficial Owners in respect of the ADSs, Deposited Property and ADRs, the Owner and the Beneficial Owner remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer of ADSs, register the split up or combination of ADRs and (subject to Section 7.10(a) of the Deposit Agreement) the withdrawal of Deposited Property until payment in full of such tax, charge, penalty or interest is received. Every Owner and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from (i) any ADSs held by such Owner and/or owned by such Beneficial Owner, (ii) the Deposited Property represented by the ADSs, and (iii) any transaction entered into by such Owner and/or Beneficial Owner in respect of the ADSs and/or the Deposited Property represented thereby.

Notwithstanding anything to the contrary contained in the Deposit Agreement or any ADR, the obligations of Owners and Beneficial Owners under this Article shall survive any transfer of ADSs, any cancellation of ADSs and withdrawal of Deposited Securities, and the termination of the Deposit Agreement.

5.                  WARRANTIES OF DEPOSITORS. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares are validly issued, fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do, (ii) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (iii) the Shares presented for deposit have not been stripped of any rights or entitlements. Every such person (other than the Company) shall also be deemed to represent that such Shares, the ADSs representing such Shares, and the Receipts evidencing such ADSs are not Restricted Securities (except as contemplated in Section 2.12 of the Deposit Agreement). Such representations and warranties shall survive the deposit of Shares and issuance of ADSs and Receipts.

6.                  FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION. Any person presenting Shares for deposit or any Owner or Beneficial Owner of a ADR may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, evidence of payment of applicable taxes and other governmental charges, or such information relating to the registration on the books of the Russian Share Registrar or the Russian Central Securities Depository, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary, or the Company, upon written notice to the Depositary, may deem necessary or proper. The Depositary may, and at the reasonable request of the Company will, withhold the delivery or registration of transfer of any ADR or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof, evidence or other information is filed or such certificates are executed or such representations and warranties made to the Company’s and the Depositary’s satisfaction. The Depositary shall from time to time on request of the Company advise the Company of the availability of any such proofs, certificates or other information and shall provide copies thereof to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by law.

7.                  CHARGES OF DEPOSITARY. The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three (3) months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The Company, the Owners, the Beneficial Owners, persons depositing Shares or withdrawing Deposited Securities in connection with the issuance and cancellation of ADSs, and persons receiving ADSs upon issuance or whose ADSs are being cancelled shall be required to pay the Depositary’s fees and related charges identified as payable by them respectively in the Fee Schedule attached to the Deposit Agreement as Exhibit B. All ADS fees and charges so payable may be deducted from distributions or must be remitted to the Depositary, or its designee, and may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of ADS fees and charges payable by Owners and Beneficial Owners, only in the manner contemplated in Section 6.01 of the Deposit Agreement. The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

ADS fees and charges for (i) the issuance of ADSs and (ii) the cancellation of ADSs will be payable by the person for whom the ADSs are so issued by the Depositary (in the case of ADS issuances) and by the person for whom ADSs are being cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are payable by Owners as of the applicable record date established by the Depositary. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Owners as of the applicable record date established by the Depositary will be invoiced for the amount of the ADS fees and charges and such ADS fees may be deducted from distributions made to Owners. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Owner whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Owner whose ADSs are converted or by the person to whom the converted ADSs are delivered.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the facility established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the facility or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three (3) months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Owners and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04 of the Deposit Agreement, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

8.                  TITLE TO RECEIPTS. It is a condition of this ADR and every successive Owner and Beneficial Owner of this ADR by accepting or holding the same consents and agrees, that title to this ADR when properly endorsed or accompanied by proper instruments of transfer, is transferable upon the same terms as a certificated security under the laws of the State of New York and title to any uncertificated ADS(s), when accompanied by proper instruments of transfer, shall be transferable upon the same terms as an uncertificated security under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of this ADR unless such holder is the Owner hereof.

9.                  FORM OF RECEIPT. This ADR shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this ADR shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

10.              REPORTS; INSPECTION OF TRANSFER BOOKS. The Depositary will make available for inspection by Owners of ADRs at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company. The Depositary will also, upon written request, distribute to Owners of ADRs copies of such reports when furnished by the Company pursuant to the Deposit Agreement in a manner designated by the Company. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Company publishes the information contemplated in Rule 12g3-2(b)(2)(i) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company’s primary trading market. As of the date hereof the Company’s internet website is www.tatneft.ru. The information so published by the Company may not be in English, except that the Company is required, in order to maintain its exemption from the Exchange Act reporting obligations pursuant to Rule 12g3-2(b), to translate such information into English to the extent contemplated in the instructions to Rule 12g3-2(b). The information so published by the Company cannot be retrieved from the Commission’s internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission.

11.              DIVIDENDS AND DISTRIBUTIONS. Upon the timely receipt by the Depositary of a notice from the Company that it intends to make a distribution of a cash dividend or other cash distribution, the Depositary shall establish the American Depositary Share record date upon the terms described in Section 4.06 of the Deposit Agreement. As promptly as practicable following receipt by the Depositary or the Custodian of any cash dividend or other cash distribution on any Deposited Securities, or of proceeds from the sale of any Deposited Property held in respect of ADSs under the terms hereof, the Depositary will (i) if at the time of receipt thereof any amounts received in a foreign currency can, in the judgment of the Depositary (pursuant to Section 4.05 of the Deposit Agreement), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars, (ii) if applicable and unless previously established, establish the American Depositary Share record date upon the terms described in Section 4.06 of the Deposit Agreement, and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Owners entitled thereto as of the American Depositary Share record date in proportion to the number of ADSs held as of the American Depositary Share record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities, or from any cash proceeds from sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Owners on the American Depositary Shares shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of ADSs.

Upon the timely receipt of a notice from the Company indicating that the Company intends to make a distribution that consists of a dividend in, or free distribution of, Shares, the Depositary shall establish the American Depositary Share record date upon the terms described in Section 4.06 of Deposit Agreement. As promptly as practicable following receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall either (i) subject to Section 5.09 of the Deposit Agreement, distribute to the Owners as of the American Depositary Share record date in proportion to the number of ADSs held as of the American Depositary Share record date, additional ADSs, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) payment of the applicable fees and charges of, and expenses incurred by, the Depositary and (b) withholding of any applicable taxes), or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the American Depositary Share record date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld). In lieu of delivering fractional ADSs in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 in the Deposit Agreement; provided, however, that no distribution to Owners shall be unreasonably delayed by any action of the Depositary or any of its agents. If additional ADSs are not so distributed, to the extent permissible by applicable law, each ADSs shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

Upon receipt of a notice indicating that the Company wishes property other than cash, Shares or rights to purchase additional Shares to be made to Owners of ADSs, subject to the provisions of Section 4.11 and Section 5.09 of the Deposit Agreement, the Depositary shall, as promptly as practicable after receipt thereof, cause the securities or property received by it to be distributed pro rata to the Owners entitled thereto, after deduction or upon payment of fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary or the Company reasonably deems such distribution not to be practicable, the Depositary may, after consultation with the Company, adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution to Owners as a group, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash; provided, however, that no distribution to Owners pursuant to Section 4.02 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.

12.              RIGHTS. Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making rights available to any Owners or in disposing of such rights on behalf of any Owners and making, as promptly as practicable, the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines, after consultation with the Company, in its reasonable discretion that it is lawful and practicable to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to any Owner to whom it determines the distribution to be lawful and practicable, in proportion to the number of ADSs held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of ADRs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such Owner hereunder, the Depositary will make such rights available to such Owner only upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver ADSs to such Owner. In the case of a distribution pursuant to the preceding paragraph, such ADSs shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines that it is not lawful and practicable to make such rights available to all or certain Owners, it may, and at the request of the Company shall use its best efforts that are commercially reasonable under the circumstances to sell the rights, warrants or other instruments in proportion to the number of ADSs held by the Owners to whom it has determined it may not lawfully or practicably make such rights available, and allocate the net proceeds of such sales (net of the fees and charges of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any ADS or otherwise. Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.01 of the Deposit Agreement.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of ADSs requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company, upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or practicable to make such rights available to Owners in general or any Owner in particular.

13.              CONVERSION OF FOREIGN CURRENCY. Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, into the Depositary’s foreign investment account in the Russian Federation, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any ADR or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may, in its sole discretion, deem desirable.

If at any time any foreign currency received by the Depositary is not, pursuant to applicable law, convertible in whole or in part into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not promptly obtained, the Depositary shall (a) as to that portion of the foreign currency that is convertible into Dollars, make such conversion and if permitted by applicable law, transfer such Dollars to the United States for distribution in accordance with the first paragraph of Section 4.05 of the Deposit Agreement and (b) as to the nonconvertible balance, if any, (i) if requested in writing by an Owner, distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to such Owner, and (ii) if not so requested by an Owner, hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

14.              RECORD DATES. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever reasonably requested by the Company in respect of any other matter, the Depositary shall fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) (a) for the determination of the Owners of ADRs who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting or to act in respect of any other such matter or (b) on or after which each ADS will represent the changed number of Shares.

15.              VOTING OF DEPOSITED SECURITIES. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, fix the record date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.06 of the Deposit Agreement. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least thirty (30) calendar days prior to the date of such vote or meeting), at the Company’s expense and provided no U.S. legal prohibitions exist, distribute to Owners as of the record date (a) such information as is contained in such notice of meeting received by the Depositary from the Company (or if requested by the Company, a summary of such information provided by the Company in English), (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of the law of the Russian Federation and of the Charter of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective ADSs and (c) a statement as to the manner in which such instructions may be given.

Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicizes to Owners, instructions on how to retrieve such materials or receive such materials upon request (e.g., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Upon the instruction of an Owner of an ADS on that record date, received on or before the date established by the Depositary for the purpose, the Depositary shall endeavor, insofar as practicable, and permitted under applicable law, the provisions of the Deposit Agreement, the Charter of the Company, and the provisions of the Shares or other Deposit Securities, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the ADSs in accordance with the instructions set forth in that request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to Deposited Securities other than in accordance with instructions received (or deemed received) from Owners. Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Owner shall not be voted. Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Owners or as otherwise contemplated herein. Notwithstanding anything else contained herein, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Owners as of the American Depositary Share record date) for the sole purpose of establishing a quorum at a meeting of holders of Shares, so long as permitted under Russian law (as confirmed by the Company to the Depositary). If the Depositary timely receives voting instructions from an Owner which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Owner’s ADSs, the Depositary will deem such Owners (unless otherwise specified in the notice distributed to Owners) to have instructed the Depositary not to vote on the items set forth in such voting instructions. Notwithstanding the terms of the Deposit Agreement, it will be a condition that the Owners of ADSs providing voting instructions to the Depositary also provide the Depositary, the Company, the Russian Central Securities Depository and the Russian Share Registrar, as the case may be, with such information about, and documents pertaining to, the applicable Owners and/or Beneficial Owners of the ADSs being voted as may be required under Russian law as in effect from time to time, and any voting instructions provided to the Depositary without the requisite information and documentation, in each case satisfactory to the Company and the Depositary, will be disregarded.

The Depositary shall, if requested by the Company in writing, deliver, at least five (5) calendar days prior to the date of such meeting, to the Company, to the attention of its Secretary, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the ADSs evidenced by such Receipts at such meeting. Delivery of instructions will be made at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary) provided that payment of such expense shall not be a condition precedent to the obligations of the Depositary under Section 4.07 of the Deposit Agreement.

Notwithstanding anything else contained in the Deposit Agreement or any Receipt, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described above with sufficient time to enable the Owner to return voting instructions to the Depositary in a timely manner.

16.              CHANGES AFFECTING DEPOSITED SECURITIES. In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Property under the Deposit Agreement, and ADSs shall thenceforth represent in addition, as the case may be, to the existing Deposited Securities, the new Deposited Securities so received in exchange or conversion, unless additional ADSs are delivered pursuant to the following sentence. In any such case the Depositary may with the Company’s approval, and shall, if the Company shall so request, issue and deliver additional ADSs as in the case of a dividend in Shares, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically describing such new Deposited Securities, and negotiate in good faith to agree any necessary amendment to the Deposit Agreement to give effect to Section 4.08 of Deposit Agreement.

17.              LIABILITY OF THE COMPANY AND DEPOSITARY. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be liable to any Owner or Beneficial Owner of ADSs, or to any other person, if by reason of (a) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, or of any governmental or regulatory authority or stock exchange; any act or failure to act of the Russian Central Securities Depository or DTC; any provision, present or future, of the Charter of the Company or any other instrument of the Company governing the Deposited Securities; or any act of God or war or other circumstances beyond its control, or (b) in the case of the Depositary only, any act or failure to act of the Russian Share Registrar, the Company or its agents, or their respective directors, employees, agents or affiliates or (c) any provision of any securities issued or distributed by the Company, or in connection with any offering or distribution thereof, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty (and accordingly acts so as not to be subject thereto) on account of, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed (including, in the case of the Depositary, delivery of any Deposited Securities or distribution of cash or property in respect thereof pursuant to Articles 11 and 12 hereof); nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of ADSs by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Owners of ADSs, or the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse, and neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be liable to any Owner or Beneficial Owner of ADSs or to any other person therefor.

Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners of ADSs, except that (i) the Company agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith and (ii) the Depositary agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be immediately furnished on demand as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a ADR, or any other person believed by it in good faith to be competent to give such advice or information; provided, however, that advice of or information from legal counsel is from recognized U.S. counsel for U.S. legal issues, recognized Russian counsel for Russian legal issues and recognized counsel of any other jurisdiction for legal issues with respect to that jurisdiction.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability for any consequential or punitive damages or loss of profit arising from any breach of the terms of the Deposit Agreement.

The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions made by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or inaction is without negligence or bad faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

18.              RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN. The Depositary may at any time resign as Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of ADSs to do so, it may appoint a substitute or additional custodian or custodians.

19.              AMENDMENT. The form of the ADRs and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Owners or Beneficial Owners. Owners and Beneficial Owners of ADSs issued pursuant to the Prior Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Owners and Beneficial Owners of ADSs issued pursuant and be subject to all of the terms and conditions of the Deposit Agreement in all respects, provided that any amendment which shall impose or increase fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners or Beneficial Owners of ADSs issued under the Prior Deposit Agreement shall not become effective as to ADSs or Receipts outstanding as of the date hereof until thirty (30) calendar days after notice of the amendments effectuated by the Deposit Agreement shall have been given to Owners of ADSs outstanding as of the date of such notice. Any further amendment of the Deposit Agreement that shall impose or increase fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners or Beneficial Owners, shall not become effective as to ADSs or Receipts outstanding as of the date of such amendment until thirty (30) calendar days after notice of such amendment shall have been given to Owners of ADSs. Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any ADSs to surrender such ADSs and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

20.              TERMINATION OF DEPOSIT AGREEMENT. The Depositary shall, at any time at the direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Owners of all ADSs then outstanding at least ninety (90) calendar days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by distributing notice of such termination to the Company and the Owners of all ADSs then outstanding if at any time ninety (90) calendar days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement. On and after the date of termination, the Owner of a ADS will, upon (a) surrender of such ADS at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the ADSs. If any ADSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ADSs, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary (after deducting, in each case, the fees and charges of the Depositary for the surrender of a ADS, any expenses for the account of the Owner of such ADS in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time from the date of termination, the Depositary may sell the Deposited Property then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of ADSs which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a ADS, any expenses for the account of the Owner of such ADS in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

21.              ARBITRATION; WAIVER OF IMMUNITIES. The Deposit Agreement provides that any controversy, claim or cause of action brought by any party to the Deposit Agreement against the Company arising out of or relating to the Shares or other Deposited Securities, the ADSs, the ADRs or the Deposit Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and that judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, that in the event of any third-party litigation to which the Depositary is a party and to which the Company may properly be joined, the Company may be so joined in any court in which such litigation is proceeding; and provided further, that any such controversy, claim or cause of action that relates to or is based upon the provisions of the Federal securities laws of the United States or the rules and regulations promulgated thereunder may, but need not, be submitted to arbitration as provided in the Deposit Agreement. The place of the arbitration shall be The City of New York, State of New York, United States of America, and the language of the arbitration shall be English.

The Deposit Agreement further provides that any controversy, claim or cause of action arising out of or relating to the Shares or other Deposited Securities, the ADSs, the ADRs or the Deposit Agreement not subject to arbitration shall be litigated in the Federal and state courts in the Borough of Manhattan, State of New York, United States of America. The Company has agreed in the Deposit Agreement to appoint an agent in the United States for service of process.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the ADSs, the ADRs or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

22.              REGISTRATION OF SHARES; RUSSIAN SHARE REGISTRAR; SHARE REGISTER.

(a)               The Company hereby confirms LLC Eurasian Registrar, in the Russian Federation, as its Russian Share Registrar in respect of the Shares and Deposited Securities. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any ADSs or Receipts remain outstanding hereunder or this Agreement remains in force.

(b)               The Company agrees that it shall, at any time and from time to time take any and all action as may be available to it under Russian law to assure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar and in the records of the Russian Central Securities Depository in respect of the Shares or Deposited Securities.

(c)               The Company agrees that it shall be solely liable for any act or failure to act on the part of the Russian Share Registrar and that the Company shall be solely liable for the unavailability of Deposited Securities or for the failure of the Depositary to make any distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or the Russian Share Registrar, or the Company’s directors, employees, agents or affiliates, (ii) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

23.              DISCLOSURE OF INTERESTS.

(a)       To the extent that provisions of or governing any Deposited Securities (including the Charter of the Company or applicable law) may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its best efforts that are reasonable under the circumstances to comply with Company instructions as to ADSs in respect of any such enforcement or limitation, and Owners and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary’s compliance with such instructions. Notwithstanding any other provision of the Deposit Agreement, each Owner and Beneficial Owner agrees to be bound by and subject to Russian regulatory requirements to the same extent as if the ADSs were the Shares represented thereby and to provide such information to the Company, the Custodian or Russian regulators, as applicable, relating to ownership of the Shares as may be required under those regulatory requirements.

(b)       The Company has advised the Depositary that, under Russian law, as in effect on the date of the Deposit Agreement, the Company is a “strategic enterprise” for the purposes of the Federal Law No. 57-FZ “On Procedures for Foreign Investments in the Business Entities of Strategic Importance for Ensuring the National Defense and State Security of the Russian Federation” dated 29 April 2008, as amended (the “Strategic Investment Law”), and certain transactions resulting in changes in ownership of Shares are subject to review and oversight by the Federal Antimonopoly Service of the Russian Federation. Accordingly, a person that comes to own five (5) percent or more of the outstanding Shares (including Shares comprising Deposited Securities) must notify the Company and the Federal Antimonopoly Service within forty-five (45) calendar days from the date of the relevant transaction. Although the reporting requirements described in this subsection (b) may change, neither the Company nor the Depositary assumes any obligation to update this provision to reflect, or notify Owners or Beneficial Owners of, any change of that kind.

(c)       The Depositary and/or the Custodian may from time to time request that Owners provide information as to the capacity in which such Owners own or owned ADSs and regarding the identity or residence of any other persons then or previously interested in such ADSs and the nature of such interest and various other matters. Each Owner agrees to provide any information so requested by the Depositary at such times as the Depositary, on instructions from the Company or the Custodian, may request.

24.              UNCERTIFICATED ADSs; DIRECT REGISTRATION SYSTEM. Notwithstanding anything to the contrary in the Deposit Agreement:

(a)       ADSs may be certificated securities evidenced by ADRs or uncertificated securities. This form of Receipt describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated ADSs, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to uncertificated ADSs as well as to certificated ADSs, and to Owners and holders of uncertificated ADSs as well as to Owners and holders of ADRs.

(b) (i) The term “deliver”, or its noun form, when used with respect to ADRs, shall mean (A) book-entry transfer of ADSs to an account at DTC, designated by the person entitled to such delivery, (B) registration of ADSs not evidenced by a ADR on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Principal Office of the Depositary to the person entitled to such delivery of one or more ADRs evidencing ADSs registered in the name requested by that person.

(ii) The term “surrender”, when used with respect to ADRs, shall mean (A) one or more book-entry transfers of ADSs to the DTC account of the Depositary, (B) delivery to the Depositary at its Principal Office of an instruction to surrender ADSs not evidenced by a ADR or (C) surrender to the Depositary at its Principal Office of one or more ADRs evidencing ADSs.

(c)       ADSs not evidenced by ADRs shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d)       The Depositary shall have a duty to register a transfer in the case of uncertificated ADSs, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a ADR for the purpose of exchanging for uncertificated ADSs, shall cancel that ADR and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated ADSs that the surrendered ADR evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated ADSs for the purpose of exchanging for certificated ADSs, shall execute and deliver to the Owner a ADR evidencing the same number of certificated ADSs.

(e)       Upon satisfaction of the conditions for replacement of a ADR that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the ADSs evidenced by that ADR in uncertificated form unless otherwise requested by the Owner.

(f) (i) The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC Participant, claiming to act on behalf of an Owner of ADSs, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC Participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC Participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not, in and of itself, constitute negligence or bad faith on the part of the Depositary.

25.              REDUCTION OF DEPOSITED SECURITIES HOLDINGS. The Depositary may, with notice to the Company and the Owners, sell a portion of the Deposited Securities and thereby reduce the Depositary’s holdings of any class of Deposited Securities below an amount that the Depositary determines to be necessary or advisable if (i) the Depositary or its agent receives notice from any Russian Federation governmental or regulatory official or authority that the existence or operation of the depositary receipt facility created by the Deposit Agreement violates any applicable Russian Federation law or regulation or that the Depositary or the Custodian is required to make any filing or obtain any consent, approval or license to operate that facility or to own or exercise any rights with respect to the deposited Shares or other Deposited Securities or (ii) the Depositary or the Custodian receives written advice from independent Russian counsel that the Depositary or Custodian reasonably could be subject to criminal, administrative or material, as reasonably determined by the Depositary, civil, liabilities as a result of the existence or operation of the depositary receipt facility created by the Deposit Agreement or the ownership by it or the exercise by it of any rights with respect to the deposited Shares or other Deposited Securities. If the Depositary sells Deposited Securities under the preceding sentence, a corresponding number of ADSs will automatically be converted into a right only to receive net proceeds of the sale of the number of Deposited Securities previously represented thereby, and those net proceeds shall be the Deposited Securities to which Owners of those converted ADSs shall be entitled upon surrender of those ADSs in accordance with Section 2.05 or 6.02 of the Deposit Agreement. The Depositary shall allocate the ADSs converted under the preceding sentence among the Owners pro-rata to their respective holdings of ADSs immediately prior to the conversion, except that the allocations may be adjusted so that no fraction of a converted ADS is allocated to any Owner.

EXHIBIT B

FEE SCHEDULE

ADS FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement. Except as otherwise specified herein, any reference to ADSs herein includes Restricted ADSs.

I.       ADS Fees

The following ADS fees are payable under the terms of the Deposit Agreement:

Service	Rate	By Whom Paid
(1) Issuance of ADSs (e.g., an issuance upon a deposit of Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (4) below.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person for whom ADSs are issued.
(2) Cancellation of ADSs (e.g., a cancellation of ADSs for Delivery of deposited Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) cancelled.	Person for whom ADSs are being cancelled.
(3) Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(4) Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) an exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(5) Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(6) ADS Services.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the Depositary.
(7) Registration of ADS Transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) transferred.	Person for whom or to whom ADSs are transferred.
(8) Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of partial entitlement ADSs for full entitlement ADSs, or upon conversion of Restricted ADSs into freely transferable ADSs, and vice versa).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) converted.	Person for whom ADSs are converted or to whom the converted ADSs are delivered.

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II.	Charges

The Company, Owners, Beneficial Owners, persons depositing Shares or withdrawing Deposited Securities in connection with ADS issuances and cancellations, and persons for whom ADSs are issued or cancelled shall be responsible for the following ADS charges under the terms of the Deposit Agreement:

(i)	taxes (including applicable interest and penalties) and other governmental charges;

(ii)	such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register or on the records of the Russian Central Securities Depository and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)	such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Property or of the Owners and Beneficial Owners of ADSs;

(iv)	in connection with the conversion of Foreign Currency, the fees, expenses, spreads, taxes and other charges of the Depositary and/or conversion service providers (which may be a division, branch or affiliate of the Depositary). Such fees, expenses, spreads, taxes, and other charges shall be deducted from the Foreign Currency;

(v)	any reasonable and customary documented out-of-pocket expenses incurred in such conversion and/or on behalf of the Owners and Beneficial Owners in complying with currency exchange control or other governmental requirements; and

(vi)	the fees, charges and out-of-pocket documented costs and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the depositary receipt facility created by the Deposit Agreement.

The above fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

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